UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Explanatory Note

This Current Report is being filed to supplement and correct disclosure in the definitive proxy statement on Schedule 14A filed by MediciNova, Inc. (“Company”) with the Securities and Exchange Commission on April 30, 2012 (“Proxy Statement”), some of which may be incorporated by reference into registration statements or periodic reports of the Company. By correcting these statements, the Company is not indicating that the Proxy Statement contained any material misstatements. No other changes are being made to the Proxy Statement.

Proxy Statement Changes

A.	We disclosed that each of our executive officers other than Masatsune Okajima has in place an executive employment agreement that, among other things, includes provisions (i) granting us the right, upon termination of such agreement, to engage such executive officer as a consultant with compensation consisting of 15% of the officer’s base salary in effect prior to termination and (ii) requiring that certain payments be made upon a change in control or termination of the officer. However, we do not have an executive employment agreement in place with Dr. Kazuko Matsuda, who was promoted to an executive officer position in September 2011.

B.	We disclosed that the Compensation Committee of our Board of Directors held seven meetings during 2011. However, the Compensation Committee held eight meetings during 2011.

C.	We disclosed in the table in the section entitled “Principal Accountant Fees and Services” that we paid Ernst &Young LLP $70,327 in audit fees in 2011. We made cash payments to Ernst & Young of $70,327 in audit fees in 2011, however, the amount of audit fees paid to Ernst & Young for fiscal year 2011, including such amounts paid in 2012, was $196,327.

D.	We disclosed in the Compensation Discussion and Analysis, in footnote 16 to the “Summary Compensation Table” and in footnote 3 to the table under the heading “Grants of Plan Based Awards” that as of December 31, 2011 we had accrued a total discretionary management cash incentive for the period from August 1, 2011 to March 31, 2012 of approximately $325,000 based on the preliminary assessment of the achievement of corporate goals through the filing of our Annual Report on Form 10-K for the year ended December 31, 2011. This figure should have been $336,000.

E.	We disclosed in the “Summary Compensation Table” that the 2011 compensation for Michael Gennaro was $215,850. This figure should have been $215,691.

F.	We disclosed in the table under the heading “Outstanding Equity Awards at Fiscal Year End” that there were 40,833 shares underlying unexercised exercisable stock options for Dr. Kirk Johnson that expire on January 31, 2020. This figure should have been 45,833 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Gennaro Michael Gennaro Chief Financial Officer

Date: April 17, 2013